Exhibit 10.3

ABIOMED, Inc.

Restricted Stock Agreement

This Restricted Stock Agreement (this “Agreement”) is made effective as of                     , between ABIOMED, Inc. (the “Company”), and                      (the “Employee”), pursuant to the Company’s 2008 Stock Incentive Plan, as it may be amended from time to time (the “Plan”). This Agreement is expressly subject to all of the terms and conditions contained in the Plan, which is hereby incorporated herein by reference. In the event that any of the terms and conditions contained in this Agreement are inconsistent with the Plan, the terms of the Plan shall control. All capitalized terms not defined in this Agreement have the meanings specified in the Plan.

WITNESSETH:

WHEREAS, on                      the Committee granted a Restricted Stock Award under Section 7 of the Plan to the Employee in the amount of              shares of its Common Stock, $.01 par value of the Company (the “Shares”), subject to the restrictions set forth herein, including restrictions related to the ability of the Employee to transfer the Shares and the forfeiture of any unvested Shares in the event of the termination of the Employee’s employment with the Company; and

WHEREAS, the Plan provides that a participant who is granted a Restricted Stock Award shall have no rights with respect to the Award unless the participant shall have accepted the Award within sixty (60) days following the award date by making payment to the Company of the specified purchase price of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine (the “Written Instrument”);

WHEREAS, the Committee has specified that the Shares be acquired at no cost;

WHEREAS, this Agreement constitutes the required Written Instrument the Employee must deliver to accept the Restricted Stock Award; and

WHEREAS, the Employee wishes to accept the Restricted Stock Award by delivery to the Company of this Agreement;

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the Company and the Employee agree as follows:

1. Forfeiture; Vesting. If the Employee ceases to be an employee, consultant or advisor to the Company or a subsidiary of the Company at any time for any reason (the date this occurs being hereafter referred to as the “Termination Date”), whether because of any action of the Company or the Employee, the death or incapacity of the Employee or otherwise, all Unvested Shares (as defined below) shall automatically be forfeited to the Company. For purposes of this Agreement, “Unvested Shares” means any Shares that are not Vested Shares, and “Vested Shares” means any Shares that have vested in accordance with the following schedule:

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Shares shall vest in each case only to the extent that the Employee remains an employee, consultant or advisor to the Company or a subsidiary of the Company at such time.

2. Deposit of Shares. Simultaneously with the execution of this Agreement, the Employee shall deposit with the Company the certificate or certificates representing all of the Stock and shall promptly upon acquisition of any additional shares of stock, as described in Section 6 hereof, deposit with the Company the certificate or certificates for such additional shares. Any such additional shares shall for all purposes be deemed Shares under this Agreement. To all certificates deposited by the Employee with the Company, there shall be attached a stock power or stock powers, duly executed by the Employee in blank, constituting and appointing the Company his attorney to transfer such stock on the books of the Company. The Company shall hold such certificates and stock powers for the purposes of this Agreement. The Employee shall continue to be the owner of the Shares, despite such deposit and stock powers, and shall be entitled to exercise all rights of ownership in such Shares, subject, however, to the provisions of this Agreement.

3. Restriction on Transfer. Other than as set forth in Section 1 with respect to forfeitures to the Company, the Employee shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of, voluntarily or involuntarily, by operation of law or otherwise (collectively, “transfer”), any of the Unvested Shares or any interest therein, unless and until such Shares are no longer subject to the Repurchase Option.

4. Lock-Up Agreement. The Employee agrees that upon the request of the Company or the managing underwriter(s) of any offering of securities of the Company that is the subject of a registration statement filed under the Securities Act of 1933, as amended, for a period of time (not to exceed 180 days, plus such additional number of days (not to exceed 35) as may reasonably be requested to enable the underwriter(s) of such offering to comply with Rule 2711(f) of the Financial Industry Regulatory Authority or any amendment or successor thereto) from the effective date of the registration statement under the Act for such offering, the Employee will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares, without the prior written consent of the Company and such underwriters.

5. Restrictive Legends. All certificates representing the Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The securities represented by this certificate are subject forfeiture and the restrictions on transfer set forth in an agreement between the Corporation and the registered holder hereof, a copy of which will be provided to the holder hereof by the Corporation upon written request and without charge.”

6. Adjustments for Stock Splits, Stock Dividends, etc.

6.1 If from time to time there is any stock split, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Employee is entitled by reason of the Employee’s ownership of the Shares shall be immediately subject to the Repurchase Option and the restrictions on transfer and the other provisions of this Agreement in the same manner and to the same extent as the Shares.

6.2 If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as to the Shares.

7. Change in Control. In order to preserve the Employee’s rights under this Agreement in the event of a change in control of the Company, the Committee in its discretion may take one or more of the following actions: (i) provide for the acceleration of any time period relating to the vesting of the Shares, (ii) adjust the terms of this Agreement in a manner determined by the Committee to reflect the change in control, (iii) cause this Agreement to be assumed, or new rights substituted therefor, by another entity, or (iv) make such other provision as the Committee may consider equitable and in the best interests of the Company.

8. Discretion of the Committee. Unless otherwise provided, the Committee shall make all determinations required to be made hereunder, including determinations required to be made by the Company, and shall interpret all provisions of this Agreement, as it deems necessary or desirable, in its sole and unfettered discretion. Such determinations and interpretations shall be binding and conclusive to the Company and the Employee. If there shall be no Compensation Committee of the Corporation’s Board of Directors or if the Board of Directors shall determine that the Board of Directors shall administer this Agreement, all references herein to the Committee shall be deemed references to the Board of Directors.

9. Withholding Taxes; No Section 83(b) Election.

9.1 The Employee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Employee any federal, state or local taxes of any kind required by law to be withheld with respect to the lapse of the Repurchase Option.

9.2 The Employee has reviewed with the Employee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Employee understands that the Employee (and not the Company) shall be responsible for the Employee’s own tax liability that may arise as a result of the Restricted Stock Award or the transactions contemplated by this Agreement. The Employee understands that no election under Section 83(b) of the Code has been, or will be, made with the IRS with respect to the Restricted Stock Award.

10. No Rights To Employment. Nothing contained in this Agreement shall be construed as giving the Employee any right to continued employment with the Company, or to establish or maintain an on-going business relationship with the Company. The Employee acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a consultant or employee for the vesting period, for any period, or at all.

11. Remedies. No transfer of Shares shall be effective or given effect on the books of the Company unless all of the applicable provisions of this Agreement have been duly complied with. If any transfer of Shares is made or attempted in violation of the foregoing restrictions the Company shall have the right to cause the forfeiture of such Shares from the owner thereof or his transferee at any time before or after the transfer, as herein provided. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law) and may refuse to recognize any transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until all applicable provisions hereof have been complied with.

12. Fractional Shares. No fractional shares shall vest under this Agreement and any calculation of Vested Shares that results in a fractional share shall be rounded down to a whole Share.

13. Assignment. The Company may assign any or all of its rights under this Agreement to one or more persons or entities.

14. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

15. Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Committee.

16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in this Agreement.

17. Amendment. Subject to Section 14 of the Plan, the Committee may amend any conditions of this Agreement. In all other cases, this Agreement may only be modified or amended by a writing signed by both parties.

18. Notices. Any notices required to be given under this Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, and addressed as follows:

if to the Corporation:

ABIOMED, Inc.

22 Cherry Hill Drive

Danvers, Massachusetts 01923

Attn: Chief Financial Officer

if to the Employee, at the address of the Employee set forth in the Company’s records or to such other address as either party may designate under the provisions hereof.

19. Applicable Law. All rights and obligations under this Agreement shall be governed by the laws of The Commonwealth of Massachusetts, without regard to its conflicts of law principles.

20. Paragraph Headings. The paragraph headings used in this Agreement are for convenience or reference, and are not to be construed as part of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal effective as of the date written on the first page of this Agreement.

ABIOMED, Inc.

By:
Its:

EMPLOYEE:

Print name:

Acceptance date:

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell assign and transfer unto                                              ,                  (SSN or Taxpayer ID)                          shares of the capital stock of ABIOMED, INC. represented by certificate(s) no(s)                                                                  , inclusive, standing in the name of the undersigned on the books of said Company.

The undersigned does (do) hereby irrevocably constitute and appoint                                                           Attorney to transfer the said stock on the books of said Company, with full power of substitution in the premises.

Print name: